EXHIBIT 99.1

 NEWS

Veeco Instruments Inc., Terminal Drive, Plainview, NY  11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Plainview, NY, February 6, 2012 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the fourth quarter and year ended December 31, 2011.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010 and reflects the discontinuation of Veeco’s CIGS Solar Systems business in the third quarter of 2011.

GAAP Results ($M except EPS)

	Q4 ‘11	Q4 ‘10
Revenues	$191.7	$299.8
Net income	$23.6	$103.4
EPS (diluted)	$0.61	$2.46

Non-GAAP Results ($M except EPS)

	Q4 ‘11	Q4 ‘10
Net income	$28.1	$73.5
EPS (diluted)	$0.72	$1.75

Fourth Quarter 2011 Results in Line with Guidance

John R. Peeler, Veeco’s Chief Executive Officer, commented, “Veeco’s fourth quarter performance was within our guidance range with revenue of $192 million and non-GAAP earnings per share of $0.72.  Business conditions in LED remained weak, as expected, with some customer-driven rescheduling of tool shipments. Fourth quarter LED & Solar revenues were $160 million, including $150 million in MOCVD.  Data Storage revenues were $32 million.”

“We are proud of our 2011 performance as we continued to execute in a challenging overall business environment, achieving a record $979 million in revenue, 48% gross margin and non-GAAP earnings per share of $5.01,” continued Mr. Peeler.  “Some of our key accomplishments for the year included the launch of the industry’s first multi-chamber MOCVD system which contributed to dramatic market share gains, close connectivity to our hard drive customers as we support them in the aftermath of the Thailand flood, and significant expansion of our Asian customer support infrastructure.  We were able to respond quickly to customers’ changing business plans and remained nimble through both the up and down cycles of our business.”

Veeco’s fourth quarter 2011 bookings totaled $143 million, up 8% sequentially.  LED business conditions deteriorated during the quarter, with LED and Solar bookings declining 40% sequentially to $67 million ($59 million in MOCVD). Data Storage bookings were a record $76 million, a 258% sequential increase, with Veeco equipment being ordered by key hard drive customers to rebuild or expand manufacturing capacity. The Company’s Q4 2011 book-to-bill ratio was .75 to 1 and quarter-end backlog was $333 million.

First Quarter 2012 Guidance & Outlook

Veeco’s first quarter 2012 revenue is currently forecasted to be between $115 million and $140 million. Earnings per share are currently forecasted to be between $0.04 to $0.25 on a GAAP basis, and $0.13 to $0.34 on a non-GAAP basis. Please refer to the attached financial table for more details.

Mr. Peeler commented, “We don’t see signs of near-term improvement in the LED environment and the current overcapacity situation could mean that MOCVD orders remain at these depressed levels for multiple quarters.  In Data Storage, while overall market conditions are healthy, the continued consolidation of our customer base will likely mean that order patterns will fluctuate from quarter to quarter.”

“While consumer electronics has been the dominant end market for LED technology over the past decade, and for which most MOCVD capacity was installed, these applications are expected to reach saturation in the next few years,” added Mr. Peeler.  “Conversely, the LED general lighting market is in its infancy.   We believe that after a transition year in 2012, demand for MOCVD tools will reaccelerate, driving demand for thousands of additional next-generation reactors to make lower-cost, higher efficiency, brighter LEDs for lighting applications.  While estimates vary, LEDs are expected to represent more than 25% of the global lighting market by 2015 and the majority of the market by 2020, a dramatic increase from today’s penetration of less than 5%.”

Mr. Peeler concluded, “We remain focused on driving next-generation product development to secure our MOCVD technology leadership position for the lighting wave.  With nearly $500 million in cash at the end of 2011, virtually no debt and leading market share in all our core technologies, we can invest through this downturn and emerge even stronger when the market returns. We currently forecast 2012 revenue in the range of $500-$600 million. We believe that, with the work that has been done over the past three years to outsource our manufacturing and utilize variable costs where possible, we will maintain a reasonable level of profitability and generate cash through this temporary pause in the LED market.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-877-857-6176 (toll free) or 1-719-325-4907 and use passcode 2749163. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET tonight through 8:00pm ET on February 20, 2012 at 888-203-1112 or 719-457-0820, using passcode 2749163, and on the Veeco website. Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar cells, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2010 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010

Net sales	$191,685	$299,762	$979,135	$930,892
Cost of sales	108,597	144,579	504,801	481,407
Gross profit	83,088	155,183	474,334	449,485

Operating expenses (income):
Selling, general and administrative	21,168	27,924	95,134	87,250
Research and development	26,669	17,827	96,596	56,948
Amortization	1,215	918	4,734	3,703
Restructuring	1,288	—	1,288	(179)
Asset impairment	584	—	584	—
Other, net	(34)	(1,674)	(261)	(1,490)
Total operating expenses	50,890	44,995	198,075	146,232

Operating income	32,198	110,188	276,259	303,253

Interest (income) expense, net	(317)	1,390	824	6,572
Loss on extinguishment of debt	—	—	3,349	—

Income from continuing operations before income taxes	32,515	108,798	272,086	296,681
Income tax provision	8,927	5,375	81,584	19,505
Income from continuing operations	23,588	103,423	190,502	277,176

(Loss) income from discontinued operations, net of tax	(3,312)	93,737	(62,515)	84,584

Net income	$20,276	$197,160	$127,987	$361,760

Income (loss) per common share:
Basic:
Continuing operations	$0.62	$2.62	$4.80	$7.02
Discontinued operations	(0.09)	2.38	(1.57)	2.14
Income	$0.53	$5.00	$3.23	$9.16

Diluted:
Continuing operations	$0.61	$2.46	$4.63	$6.52
Discontinued operations	(0.09)	2.24	(1.52)	1.99
Income	$0.52	$4.70	$3.11	$8.51

Weighted average shares outstanding:
Basic	38,212	39,453	39,658	39,499
Diluted	38,771	41,972	41,155	42,514

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$217,922	$245,132
Short-term investments	273,591	394,180
Restricted cash	577	76,115
Accounts receivable, net	95,038	150,528
Inventories, net	113,434	108,487
Prepaid expenses and other current assets	40,756	34,328
Assets held for sale	2,341	—
Deferred income taxes, current	10,885	13,803
Total current assets	754,544	1,022,573

Property, plant and equipment, net	86,067	42,320
Goodwill	55,828	52,003
Deferred income taxes	—	9,403
Other assets, net	39,624	21,735
Total assets	$936,063	$1,148,034

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$40,398	$32,220
Accrued expenses and other current liabilities	107,656	183,010
Deferred profit	10,275	4,109
Income taxes payable	3,532	56,369
Liabilities of discontinued segment held for sale	5,359	5,359
Current portion of long-term debt	248	101,367
Total current liabilities	167,468	382,434

Deferred income taxes	5,029	—
Long-term debt	2,406	2,654
Other liabilities	640	434
Total liabilities	175,543	385,522

Equity	760,520	762,512

Total liabilities and equity	$936,063	$1,148,034

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2011		2010		2011		2010
Adjusted EBITA

Operating income	$32,198		$110,188		$276,259		$303,253

Adjustments:

Amortization	1,215		918		4,734		3,703
Equity-based compensation	3,335		2,547		12,807		8,769
Restructuring	1,288	(1)	—		1,288	(1)	(179	)(1)
Asset impairment	584	(2)	—		584	(2)	—
Inventory write-off	758	(3)	—		758	(3)	—

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$39,378		$113,653		$296,430		$315,546

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$23,588		$103,423		$190,502		$277,176

Non-GAAP adjustments:

Amortization	1,215		918		4,734		3,703
Equity-based compensation	3,335		2,547		12,807		8,769
Restructuring	1,288	(1)	—		1,288	(1)	(179	)(1)
Loss on extinguishment of debt	—		—		3,349		—
Asset impairment	584	(2)	—		584	(2)	—
Inventory write-off	758	(3)	—		758	(3)	—
Non-cash portion of interest expense	—		788	(4)	1,259	(4)	3,058	(4)
Income tax effect of non-GAAP adjustments	(2,667	)(5)	(34,193	)(5)	(9,108	)(5)	(89,706	)(5)

Non-GAAP Net Income	$28,101		$73,483		$206,173		$202,821

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.72		$1.75		$5.01		$4.77

Diluted weighted average shares outstanding	38,771		41,972		41,155		42,514

(1) During the fourth quarter of 2011, we recorded a restructuring expense of $1.3 million related to a company-wide reorganization. During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2) During the fourth quarter of 2011, we recorded a $0.6 million asset impairment charge associated with the discontinuance of a certain product line in our LED & Solar Segment.

(3) During the fourth quarter of 2011, we recorded an inventory write-off of $0.8 million as a result of the discontinuance of a certain product line in our LED & Solar segment, which is included in cost of sales in the GAAP statement of income.

(4) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(5) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments. During 2010 we provided for income taxes at a 35% statutory rate to determine income taxes on non-GAAP income.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending March 31, 2012
	LOW		HIGH
Adjusted EBITA

Operating income	$2,343		$13,150

Adjustments:

Amortization	1,298		1,298
Equity-based compensation	3,530		3,530

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$7,171		$17,978

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$1,662		$9,659

Non-GAAP adjustments:

Amortization	1,298		1,298
Equity-based compensation	3,530		3,530
Income tax effect of non-GAAP adjustments	(1,255	)(1)	(1,255	)(1)

Non-GAAP Net Income	$5,235		$13,232

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.13		$0.34

Diluted weighted average shares outstanding	38,900		38,900

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
LED & Solar
Bookings	$67,184	$252,912	$650,608	$968,143

Revenues	$160,100	$257,902	$827,797	$795,565

Operating income	$30,896	$106,328	$258,813	$296,599
Amortization	863	487	3,227	1,948
Equity-based compensation	906	826	3,473	1,764
Restructuring	204	—	204	—
Asset impairment	584	—	584	—
Inventory write-off	758	—	758	—
Adjusted EBITA	$34,211	$107,641	$267,059	$300,311

Data Storage
Bookings	$75,899	$42,037	$167,249	$153,406

Revenues	$31,585	$41,860	$151,338	$135,327

Operating income	$4,377	$11,796	$35,464	$31,427
Amortization	352	373	1,424	1,522
Equity-based compensation	459	359	1,458	1,140
Restructuring	12	—	12	(179)
Adjusted EBITA	$5,200	$12,528	$38,358	$33,910

Unallocated Corporate
Operating loss	$(3,075)	$(7,936)	$(18,018)	$(24,773)
Amortization	—	58	83	233
Equity-based compensation	1,970	1,362	7,876	5,865
Restructuring	1,072	—	1,072	—
Adjusted loss	$(33)	$(6,516)	$(8,987)	$(18,675)

Total
Bookings	$143,083	$294,949	$817,857	$1,121,549

Revenues	$191,685	$299,762	$979,135	$930,892

Operating income	$32,198	$110,188	$276,259	$303,253
Amortization	1,215	918	4,734	3,703
Equity-based compensation	3,335	2,547	12,807	8,769
Restructuring	1,288	—	1,288	(179)
Asset impairment	584	—	584	—
Inventory write-off	758	—	758	—
Adjusted EBITA	$39,378	$113,653	$296,430	$315,546